Exhibit 99.1

Anebulo Pharmaceuticals Reports Second Quarter Fiscal Year 2024

Financial Results and Recent Updates

AUSTIN, Texas (February 13, 2024) – Anebulo Pharmaceuticals, Inc. (Nasdaq: ANEB), a clinical-stage biopharmaceutical company developing novel solutions for people suffering from acute cannabinoid intoxication (ACI) and substance abuse (the “Company” or “Anebulo”), today announced financial results for the three months ended December 31, 2023, and recent updates.

Second Quarter Fiscal Year 2024 and Subsequent Highlights:

●	Richie Cunningham announced as Chief Executive Officer

●	United States Adopted Names (USAN) adopted selonabant as the generic name for ANEB-001

●	Advancing selonabant IV formulation as a second product

●	Secured a credit facility of up to $10 million

●	Bimal Shah announced as Board Member

“Anebulo continues to make progress towards our goal of becoming the first company to have an approved treatment for acute cannabinoid intoxication. Our current efforts are focused on completion of critical steps needed to support the future Phase 3 studies of selonabant, including efficient scale up of manufacturing, completion of remaining nonclinical activities, and finalizing the designs of our proposed registrational studies for further discussion with the FDA. One important development at Anebulo is the advancement of a selonabant IV formulation, which we are currently scaling-up for initial clinical safety studies as a potential treatment for patients where oral dosing is not an option, such as younger pediatric patients accidentally exposed to cannabis, who may experience serious outcomes like CNS depression, seizures, or coma,” commented Richie Cunningham, Chief Executive Officer of Anebulo.

“We find ourselves at a seminal moment to deliver a meaningfully constructive solution to healthcare providers and to their patients suffering with ACI and associated cannabis toxicities,” Cunningham continued. “Despite the high tolerability of cannabis in the majority of users, a significant number of users who develop ACI may experience moderate to severe neuropsychiatric symptoms such as anxiety, paranoia, and psychosis. In addition to poor patient outcomes, cannabis toxicity places a substantial burden on the healthcare system.”

“We are pleased to report that the USAN Council has adopted selonabant as the generic name for ANEB-001. This is just another step in the journey to delivering a much needed solution to patients.”

“Lastly, the company has recently strengthened its capital structure by executing a credit facility with certain existing investors that will allow us access of up to $10 million. This facility reflects their on-going confidence and support as we continue to prepare for Phase 3 trials, a very important step in our mission.”

Financial Results for the three months ended December 31, 2023

●	Operating expenses in the second quarter of fiscal 2024 were $2.8 million compared with $3.8 million in the same period in fiscal 2023.
●	Net loss in the second quarter of fiscal 2024 was $2.7 million, or $(0.11) per share, compared with a net loss of $3.8 million, or $(0.15) per share, in the second quarter of fiscal 2023.
●	Cash was $6.6 million as of December 31, 2023.

About Selonabant (ANEB-001)

Our lead product candidate is selonabant (ANEB-001), a potent, small molecule antagonist of cannabinoid receptor type 1 (CB1), under development to address the unmet medical need for a specific antidote for cannabis toxicity, including ACI. Selonabant is an orally bioavailable, readily absorbed treatment candidate that we anticipate will rapidly reverse key symptoms of ACI. Selonabant is protected by two issued patents and rights to four pending patent applications covering various methods of use of the compound and delivery systems. We are targeting initiation of Phase 3 registrational studies of oral selonabant in the first half of calendar 2024. In addition, an observational study in patients presenting to Emergency Departments with ACI is currently ongoing. The study will determine concentrations of cannabinoids and metabolites in plasma and gather information on signs and symptoms, patients’ disposition and selected subjective assessments.

About Anebulo Pharmaceuticals, Inc.

Anebulo Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing novel solutions for people suffering from acute cannabinoid intoxication and, longer term, for substance use disorders. Its lead product candidate, selonabant, has completed dosing in a Phase 2 clinical trial (www.clinicaltrials.gov/ct2/show/NCT05282797) evaluating its utility in blocking and reversing the negative effects of acute cannabinoid intoxication. Selonabant is a competitive antagonist at the human cannabinoid receptor type 1 (CB1). For further information about Anebulo, please visit www.anebulo.com.

Forward-Looking Statements

Statements contained in this press release that are not statements of historical fact are forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, these forward-looking statements can be identified by words such as “anticipate,” “designed,” “expect,” “may,” “will,” “should” and other comparable terms. Forward-looking statements include statements regarding Anebulo’s intentions, beliefs, projections, outlook, analyses or current expectations regarding: the targeted commencement of phase 3 registrational trials for selonabant in the first half of calendar 2024; the advancement of a selonabant IV formulation; the observational study of selonabant; pending patent applications; the potential for selonabant to address an unmet medical need for a specific antidote for ACI; Anebulo becoming the first company to have an approved treatment for ACI; and Anebulo’s expectation that selonabant will rapidly reverse key symptoms of ACI or related cannabis toxicities . You are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to a number of risks, uncertainties and assumptions, including, but not limited to: initial and interim results from clinical studies are not necessarily indicative of results that may be observed in the future; the ability to obtain regulatory approval; the timing and success of development efforts and clinical trials may be impacted by various factors, including safety and other complications; any negative effects on the Company’s business and product development plans caused by or associated with health crises or geopolitical issues; and Anebulo’s need for additional capital. These and other risks are described under the “Risk Factors” heading of Anebulo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as filed with the SEC on November 14, 2023, and in Anebulo’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, being filed with the SEC on February 13, 2024. All forward-looking statements made in this press release speak only as of the date of this press release and are based on management’s assumptions and estimates as of such date. Except as required by law, Anebulo undertakes no obligation to update or revise forward-looking statements to reflect new information, future events, changed conditions or otherwise after the date of this press release.

CONTACTS:

Anebulo Pharmaceuticals, Inc.

Daniel George

Acting Chief Financial Officer

(512) 598-0931

Dan@anebulo.com

Condensed Balance Sheets

	December 31,	June 30,
	2023	2023
Cash	$6,644,517	$11,247,403
Total assets	7,500,773	11,670,151
Total liabilities	1,013,556	1,068,801
Total stockholders’ equity	6,487,217	10,601,350

Condensed Statements of Operations

	Three Months Ended December 31,
	2023	2022
Research and development	$1,062,672	$1,869,920
General and administrative	1,697,787	1,943,202
Total operating expenses	2,760,459	3,813,122
Loss from operations	(2,760,459)	(3,813,122)
Other (income) expenses:
Interest income	(75,522)	(8,816)
Other	32,432	22,646
Total other (income) expenses, net	(43,090)	13,830
Net loss	$(2,717,369)	$(3,826,952)
Weighted average common shares outstanding, basic and diluted	25,789,739	25,633,217
Net loss per share, basic and diluted	$(0.11)	$(0.15)